January 10, 2017

Akers Biosciences, Inc.

201 Grove Road

Thorofare, New Jersey 08086

Re:             Akers Biosciences, Inc. — Registration Statement on Form S-3

Ladies and Gentlemen:

Reference is made to our opinion letter dated November 15, 2016 and included as Exhibit 5.1 to the Registration Statement on Form S-3 (File No. 333-214214) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), by Akers Biosciences, Inc., a New Jersey corporation (the “Company”). The Registration Statement was declared effective by the Commission on November 16, 2016 and included in such Registration Statement was the prospectus dated November 15, 2016 (the “Base Prospectus”). We are delivering this supplemental opinion letter in connection with the preliminary prospectus supplements dated November 16, 2016 and January 6, 2017, filed by the Company with the Commission under Rule 424(b) of the Securities Act ( the Prospectus Supplements, and together with the Base Prospectus, the “Prospectus”). The Prospectus relates to the proposed offering by the Company (the “Offering”) of (i) shares of the Company’s common stock, no par value (the “Common Stock”); (ii) warrants to purchase shares of Common Stock; and (iii)  shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”). Pursuant to an underwriting agreement (the “Underwriting Agreement”), dated January 9, 2017, between the Company and Joseph Gunnar and Co., LLC (the “Underwriter”), the Offering is going to include (i) up to 1,789,500 shares of the Company’s Common Stock (including 122,500 shares of Common Stock subject to an over-allotment option granted by the Company to the Underwriter) (collectively, the “Offering Shares”); (ii) warrants to purchase up to 894,750 shares of Common Stock (including warrants to purchase up to 61,250 shares of Common Stock subject to an over-allotment option granted by the Company to the Underwriter) (collectively, the “Offering Warrants”); and (iii) up to 894,750 shares of Common Stock issuable upon exercise of the Offering Warrants (collectively, the “Offering Warrant Shares”). The Offering Shares, the Offering Warrants, and the Offering Warrant Shares are collectively referred to herein as the “Securities”.

With respect to the opinions set forth below, we have examined originals, certified copies, or copies otherwise identified to our satisfaction as being true copies, only of the following:

A.	The Articles of Incorporation of the Company, as amended to date;

B.	The Bylaws of the Company, as amended to date;

C.	The Registration Statement;

D.	The Prospectus;

E.	The Underwriting Agreement;

F.	The resolutions of the Board of Directors of the Company (and committees thereof) relating to the approval of the filing of the Registration Statement and transactions in connection therewith, including the Offering; and

G.	Such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of originals or such latter documents.

For the purpose of the opinion expressed below, we have assumed that a sufficient number of authorized but unissued shares of the Company’s Common Stock will be available for issuance when the Warrant Shares are issued.

Based solely upon and subject to the foregoing, and subject to the assumptions, limitations, and qualifications stated herein, we are of the opinion that:

1.	The Offering Shares have been duly authorized and, when issued and sold in the manner and under the terms described in the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

2.	The Offering Warrants have been duly authorized and, when issued and sold in the manner and under the terms described in the Underwriting Agreement, will be legally valid and binding obligations of the Company.

3.	The Offering Warrant Shares have been duly authorized and, when issued and sold by the Company and delivered by the Company upon valid exercise thereof and against receipt of the exercise price therefor and in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable.

Very truly yours,

/s/ LUCOSKY BROOKMAN LLP
LUCOSKY BROOKMAN LLP